Exhibit 10(j)
                      JAMES RIVER CORPORATION OF VIRGINIA
                             1987 STOCK OPTION PLAN
                         1993 AMENDMENT AND RESTATEMENT
     JAMES RIVER CORPORATION OF VIRGINIA (the "Company") hereby adopts this 1993 Amendment and Restatement of the James River Corporation of Virginia 1987 Stock Option Plan, effective as of December 16, 1993.
     1. PURPOSE. This Stock Option Plan (the "Plan") is intended to advance the interests of the Company by providing certain key employees who have substantial responsibility for the direction and management of the Company, its subsidiaries, and its foreign affiliates with an opportunity to acquire a proprietary interest in the Company and an additional incentive to promote its success, as well as to encourage them to remain in the employ of the Company, a subsidiary of the Company or a foreign affiliate of the Company.
     The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.
     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:
          (a)  "ACT" means the Securities Exchange Act of 1934, as amended.
          (b) "APPLICABLE WITHHOLDING TAXES" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or Release Right.
          (c)  "BOARD" means the Board of Directors of the Company.
          (d)  "CHANGE OF CONTROL" means:
               (i) The acquisition by any unrelated Person of beneficial ownership (as that term is used for purposes of the Act) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated Person" means any Person other than (x) the Company, its Subsidiaries, and its Foreign Affiliates, (y) an employee benefit plan or trust of the Company or its Subsidiaries or Foreign Affiliates, and (z) a Person that acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below.
               (ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.
          (e)  "CODE" means the Internal Revenue Code of 1986, as amended.
          (f) "COMMITTEE" means the committee appointed by the Board as described under Section 13.
          (g) "COMPANY" means James River Corporation of Virginia, a Virginia corporation.
          (h) "COMPANY STOCK" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.
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          (i)  "CORPORATE CHANGE" means a consolidation, merger,
     dissolution, or liquidation of the Company, a Subsidiary or a Foreign Affiliate, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company, a Subsidiary, or a Foreign Affiliate; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.
          (j) "DATE OF GRANT" means the date on which an Option is granted by the Committee.
          (k) "FAIR MARKET VALUE" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume or (ii) if the Company Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices as reported by NASDAQ. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.
          (l) "FOREIGN AFFILIATE" means an entity that is not organized under the laws of the United States, or any state thereof or any political subdivision of any state, and in which the Company has, directly or indirectly, a substantial interest.
          (m) "INCENTIVE STOCK OPTION" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.
          (n)  "INSIDER" means a person subject to Section 16(b) of the
     Act.
          (o) "NONSTATUTORY STOCK OPTION" means an Option that does not meet the requirements of Code Section 422, or that is not intended to be an Incentive Stock Option and is so designated.
          (p) "OPTION" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
          (q) "PARENT" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).
          (r) "PARTICIPANT" means an employee who receives a Stock Option under the Plan.
          (s) "PERSON" means an individual, entity or group (as that term is used for purposes of the Act).
          (t) "RELEASE RIGHT" means a right to receive amounts from the Company upon the exercise of a Nonstatutory Option, as described in
     Section 7.
          (u) "RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.
          (v) "SUBSIDIARY" means with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).
          (w) "10% SHAREHOLDER" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).
          (x) "WINDOW PERIOD" means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.
     3. STOCK. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 8,000,000 shares of Company Stock, which shall be authorized, but unissued, shares. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares upon the exercise of Options, but it shall not be reduced if Options, for any reason, expire or terminate unexercised or, to the extent permissible under Rule 16b-3, if shares are released pursuant to Release Rights or are retained by the Company in payment of Applicable Withholding Taxes, and such shares may again be subjected to an Option under the Plan. The Committee is expressly authorized to make an award of Options to a Participant conditioned upon the surrender for cancellation of an existing Option.
     4. ELIGIBILITY. All present and future key employees of the Company, or any Subsidiary or Foreign Affiliate of the Company, whether now existing or hereafter created or acquired, shall be eligible to receive Options under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Options and to determine for each employee the terms and conditions and the number of shares to be allocated to each employee as part of each Option. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.
     5.   GRANT OF STOCK OPTIONS.
          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, whether and the extent to which Release Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.
          (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.
          (c) An employee may not receive awards of Options under the Plan with respect to more than 300,000 shares of Company Stock during any one-year period.
          (d) The grant of an Option shall not obligate the Company or any Subsidiary or Foreign Affiliate of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.
     6.   TERM AND LIMITATIONS ON EXERCISE.
          (a) Options may be exercised, in whole or in part, but only with respect to whole shares of Common Stock, at such times and under such conditions as may be specified in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.
          (b) The term of an Incentive Stock Option shall be ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. The Committee shall establish the term of a Nonstatutory Stock Option in the Participant's stock option agreement. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment.
          (c) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the Limitation Amount). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.
          (d) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the Participant's legatees or distributees or by the personal representative of the Participant's estate during the time period specified in the stock option agreement.
          (e) Notwithstanding anything herein to the contrary, when granting Options to employees of a Foreign Affiliate, the Committee shall have complete discretion and authority to grant such Options in accordance with all present and future applicable laws.
     7.   RELEASE RIGHTS.
          (a) Whenever the Committee deems it appropriate, Release Rights may be granted in connection with all or any part of a Nonstatutory Option. Release Rights shall be evidenced in writing as part of the stock option agreement to which they pertain.
          (b) With respect to any exercise of an Option coupled with a Release Right, the following terms shall have the meanings indicated:
               (i) The Exercise Price shall be the price per share at which the Option may be exercised.
               (ii) The Market Price shall be the Fair Market Value per share of the Company Stock covered by the Option on the date of exercise.
               (iii) The Exercise Number (EN) shall be that portion of the number of shares which the Participant is currently eligible to receive upon the exercise of Options and which the Participant desires to use, either by exercise or by receipt of cash.
               (iv) The Tax Rate (TR) shall be that percentage which is equal to the highest marginal rate at which the Participant's ordinary income would have been taxed for federal income tax purposes during the most recent preceding calendar year for which he filed a federal income tax return (or an amended return) had the gain realized on account of his exercise of privileges granted pursuant to this Plan been included in such tax return.
               (v)  The Releasable Number (RN) shall be that number of
          shares (or the next lowest whole number of shares) determined in accordance with the following formula:
                                    RN = (EN) . (TR)
               Notwithstanding the foregoing, the Releasable Number may be increased if and to the extent necessary to cause the amount of cash to be paid upon the exercise of Release Rights to be sufficient to cover the Applicable Withholding Taxes with respect to the exercise of the Options and Release Rights.
          (c) Concurrently with any exercise of an Option that is coupled with a Release Right, the Participant may release from the Option any number of whole shares up to the Releasable Number for such exercise and shall receive in payment for such release an amount in cash equal to the product of the number of shares so released times the amount by which the Market Price exceeds the Exercise Price. Such release shall be effected by an instrument in writing in form satisfactory to the Committee. If the Releasable Number, as finally determined, shall be less than the number specified in such writing as released, the release shall be effective as though the Releasable Number were substituted for the number specified. Notwithstanding anything herein to the contrary, to the extent required by Rule 16b-3 or by other properly adopted law, rules or regulations, the exercise of an Option and the right of a Participant to exercise a Release Right and to receive cash therefor shall be effective only if consented to by the Committee.
          (d) Upon the exercise of a Release Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.
          (e) Subject to any further conditions upon exercise imposed by the Committee, a Release Right shall be exercisable only to the extent that the related Option is exercisable, and a Release Right shall expire no later than the date on which the related Option expires.
          (f) A Release Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Release Right exceeds the exercise price of the Company Stock covered by the underlying Option.
          (g) If and to the extent required by Rule 16b-3, an Insider may only exercise a Release Right during a Window Period or otherwise pursuant to the requirements of Rule 16b-3, and a Release Right held by an Insider shall not be exercisable during the first six months of its term. The exercise of a Release Right by an Insider shall be made in accordance with Rule 16b-3.
     8.   METHOD OF EXERCISE OF OPTIONS AND RELEASE RIGHTS.
          (a) Options and Release Rights may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option and the number of Release Rights the Participant has elected to exercise. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant (i) may deliver, or cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (ii) may deliver a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes.
          (b) Each Participant shall agree, as a condition of the exercise of an Option or Release Right, to pay to the Company, or to make arrangements satisfactory to the Company regarding the payment of, Applicable Withholding Taxes. The Committee may grant Options that permit a Participant to elect to satisfy Applicable Withholding Taxes by delivering shares of Company Stock or by directing the Company to retain that number of shares of Company Stock that will satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee may also grant Options with automatic withholding of shares to satisfy Applicable Withholding Taxes. The Committee shall have the sole discretion to approve or disapprove any election, and any election by an Insider must comply with Rule 16b-3. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Release Right.
          (c) The Company may place on a certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made all required payments, including any Applicable Withholding Taxes, and has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.
          (d) Notwithstanding anything herein to the contrary, with respect to Insiders, Options and Release Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.
     9.   NONTRANSFERABILITY OF OPTIONS AND RELEASE RIGHTS.
          (a) Options and Release Rights, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.
          (b) Notwithstanding the foregoing, the Committee may grant Nonstatutory Stock Options and Release Rights that permit a Participant to transfer the Options and Release Rights to a family member (as defined by the Committee) or to a trust established by the Participant or a family member; provided that no Incentive Stock Options may be transferrable, and no Options granted to Insiders may be transferrable unless and except to the extent permitted by Rule 16b-3. The Committee may impose on any transferrable Options and Release Rights such limitations and conditions as the Committee deems appropriate.
     10. EFFECTIVE DATE OF THE PLAN. This Plan was originally effective as of February 12, 1987. The 1993 Amendment and Restatement of the Plan shall be effective as of December 16, 1993. The restated Plan shall be submitted to the shareholders of the Company for approval. Options granted before the 1993 Amendment and Restatement shall be governed by the terms of the Plan as in effect before the 1993 Amendment and Restatement, except to the extent that the Committee, in its sole discretion, specifies otherwise. The provisions of the 1993 Amendment and Restatement shall not apply to an Option or Release Right granted on or before February 17, 1993 if such provisions would cause the Option or Release Right to be subject to the limitations of Code Section 162(m).
     11. TERMINATION, MODIFICATION. If not sooner terminated by the Board, the Plan shall terminate at the close of business on February 12, 1997. No Options shall be awarded under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that (i) if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Options granted under the Plan (except pursuant to Section 12), materially modifies the requirements as to eligibility for participation in the Plan,or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company and (ii) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board may unilaterally amend the Plan and Options as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Options to meet the applicable requirements of the Code. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option previously granted to the Participant.
     12.  CHANGE IN CAPITAL STRUCTURE.
          (a) In the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or other securities to be issued under the Plan (under Options then outstanding and Options to be granted in the future), the exercise price, and any other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.
          (b) In the event the Company distributes to its shareholders as a dividend, or sells or causes to be sold to a Person other than the Company or a Subsidiary or affiliate, shares of stock in any corporation (a Spin-off Company) which, immediately before the distribution or sale, was a majority-owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under Options then outstanding and Options to be granted in the future), the exercise price, and any other relevant provisions, and, without limiting the foregoing, may substitute securities of the Spin-off Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spin-off Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.
          (c) If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Options and Release Rights as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the expiration date of any or all outstanding Options and Release Rights and the dates on which any part of the Options and Release Rights may be exercised, in which case they shall be exercisable in full on dates designated by the Committee. The effectiveness of such acceleration, and any exercise of Options and Release Rights pursuant thereto with respect to shares in excess of the number of shares which could have been exercised in the absence of such acceleration, shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.
          (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.
     13.  ADMINISTRATION OF THE PLAN.
          (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two members of the Board. The Committee shall be the Compensation Committee of the Board, unless the Board shall appoint another compensation committee to administer the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be disinterested persons, as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more outside directors, as that term is defined for purposes of Code Section 162(m). If any member of the Committee fails to qualify as an outside director or (to the extent required by Rule 16b-3) a disinterested person, such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Board from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.
          (b) The Committee shall have authority to impose such limitations or conditions upon an Option or Release Right as the Committee deems appropriate to achieve the objectives of the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Options and whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (ii) the number of shares of Company Stock to be covered by each Option, (iii) when, whether and to what extent Release Rights shall be granted in connection with Options, (iv) the Fair Market Value of Company Stock, (v) the time or times at which Options shall be granted, (vi) whether an Option shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) whether the Participant, the Company or a business unit has met the conditions set forth in the Plan or the stock option agreement with respect to the exercisability of the Option, (viii) when Options may be exercised, (ix) whether a Change of Control or Corporate Change exists, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xii) any additional requirements relating to Options and Release Rights that the Committee deems appropriate. Notwithstanding the foregoing, no tandem stock options (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.
          (c) The Committee shall have the power to amend the terms of previously granted Options, so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of the Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect a Participant's rights under the Option, except that such consent will not be required if the amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.
          (d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the stock option agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or the stock option agreements. The interpretation and construction of any provision of the Plan or a stock option agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
          (e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.
     14. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.
     15. INTERPRETATION. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code and the qualification of the Plan as performance-based compensation under Code
Section 162(m), and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause Incentive Stock Options to fail to meet the applicable requirements of the Code, would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, or would cause the Plan to fail to meet the requirements of Rule 16b-3 as applicable to Insiders, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 10th day of December, 1993.
                                   JAMES RIVER CORPORATION OF VIRGINIA
                                   By /S/ CLIFFORD A. CUTCHINS, IV
                                        Senior Vice President,
                                        General Counsel,
                                        Corporate Secretary